SECURITIES AND EXCHANGE COMMISSION

                                   FORM 8-K

                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Act of 1934

      Date of Report (Date of earliest event reported):  August 20, 1998


                              FONAR CORPORATION
__________________________________________________________________
            (Exact name of registrant as specified in its charter)

   Delaware                0-10248                11-2464137
   --------                -------                ----------
(State or other        (Commission File        (I.R.S. Employer
jurisdiction of        Number)                 Identification No.)
incorporation)


                               110 Marcus Drive
                           Melville, New York 11747
                                (516) 694-2929
__________________________________________________________________
                 (Address, including zip code, and telephone
             number of registrant's principal executive offices)



Item 2.  Acquisition or Disposition of Assets


Acquisition of New Business

              Effective August 20, 1998, Fonar Corporation's (the "Company" or "Fonar") wholly-owned subsidiary, Health Management Corporation of America (formerly known as U.S. Health Management Corporation and hereinafter referred to as "HMCA") acquired 100% of the issued and outstanding stock of Dynamic Health Care Management, Inc. ("Dynamic"), a management services organization
(MSO) engaged in the business of managing three multi-specialty practices located in Nassau and Suffolk Counties, New York (the "Practices").

              Dynamic provides the Practices with management services, billing and collection services, office space, equipment, repair and maintenance service and clerical and other non-medical personnel.

              The office locations for the Practices are located in Hempstead and Bellmore in Nassau County and Deer Park in Suffolk County, New York.

Consideration

              Pursuant to the terms of the Stock Purchase Agreement, the former shareholders of Dynamic will receive, in the aggregate, $11,576,230.92 payable in a combination of cash, promissory notes and HMCA stock.

Health Management Corporation of America's Reasons for Acquisitions

              HMCA was formed in March 1997 as a subsidiary by the Company in order to enable the Company to expand into the physician practice management
(PPM) business. Since its formation, HMCA has successfully consummated five acquisitions.


Item 7.  Financial Statements and Exhibits


Financial Statements

              The financial statement required by this item will be filed no later than November 3, 1998.


Exhibits

              2.  Stock Purchase Agreement dated August 20, 1998.




                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FONAR CORPORATION
                                  (Registrant)


                                  By:  /s/ Timothy Damadian
                                       Timothy Damadian
                                       Vice President

Dated:  September 3, 1998